As filed with the Securities and Exchange Commission on August 7, 2015
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________
First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-1428528 (I.R.S. Employer Identification No.)
601 Philadelphia Street
Indiana, Pennsylvania 15701
(Address of principal executive offices, including Zip code)
___________________________________________
First Commonwealth Financial Corporation
Amended and Restated Incentive Compensation Plan
(Full title of the plan)
___________________________________________
James R. Reske
Executive Vice President and Chief Financial Officer
First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, Pennsylvania 15701
Telephone:  (724) 349-7220

(Name, address and telephone number, including area code, of agent for service)
____________

Copies of communications to:

Matthew C. Tomb, Esq.
Executive Vice President, Chief Risk Officer, General Counsel and Secretary
First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, Pennsylvania 15701
Telephone:  (724) 349-7220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☑     Accelerated filer ☐    Non-accelerated filer ☐     Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

On May 8, 2009, First Commonwealth Financial Corporation (the “Company” or “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-159090) (the “Form S-8”) registering 5,000,000 shares of the Company’s common stock, par value $1.00 per share, to be issued under the First Commonwealth Financial Corporation Incentive Compensation Plan (the “Plan”).

The Registrant is amending the Form S-8 to reflect certain amendments to the Plan, including an amendment that changed the name of the Plan to the “Amended and Restated First Commonwealth Financial Corporation Incentive Plan” (the “Amended Plan”) and to file a copy of the Amended Plan as an exhibit to the Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Item 1 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, those documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, those documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 2, 2015.

•	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015, filed with the Commission on May 8, 2015.

•	The Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2015, filed with the Commission on August 7, 2015.

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 21, 2015, January 29, 2015 and May 1, 2015.

•	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed under Section 12 of the Securities Exchange Act of 1934, as

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amended (the “Exchange Act”) with the Commission on May 8, 1992, including any amendment or report filed for the purpose of updating such description.
To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Company subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

 In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.
Not applicable.
Item 5.        Interests of Named Experts and Counsel.
Not applicable.
Item 6.        Indemnification of Directors and Officers.
Sections 1741 to 1743 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a corporation may indemnify its representatives (including directors and officers) against expenses, judgments, fines and amounts paid in settlement that they incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation or, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions to which they are made a party by reason of their status as directors or officers if they are successful on the merits or otherwise in the defense of such actions.
Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation’s articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 11 of the Company’s Bylaws provides for the indemnification of directors and officers against expenses and liabilities to the fullest extent permitted by law. Any director or officer who is made, or threatened to be made, a party to any claim, action, suit or proceeding

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by reason of such person being or having been a director or officer of the Company or a subsidiary of the Company, or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation or entity, will be entitled to indemnification. The bylaws further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled.
Article 12 of the Company’s Bylaws provides that no director or officer of the Company will be liable by reason of having been a director or officer of the Company if the person performs his or her duties in good faith and in a manner reasonably believed to be in the best interests of the Company. This standard will be satisfied if the person acted without self-dealing, willful misconduct or recklessness.
The Company has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them, within the limits and subject to the limitations of such policies.
Item 7.        Exemption from Registration Claimed.
Not applicable.
Item 8.        Exhibits.

Exhibit No.	Description
4.1
Amended and Restated First Commonwealth Financial Corporation Incentive Compensation Plan, previously filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Commission on March 19, 2015 and incorporated by reference herein

23.1	Consent of KPMG LLP*

24.1	Power of Attorney* (included on signature pages to this Registration Statement on Form S-8)

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Item 9.        Undertakings.
The undersigned registrant hereby undertakes:
(a)    (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the registrant with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.
(2)    That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania, on this 7th day of August, 2015.
FIRST COMMONWEALTH FINANCIAL CORPORATION
By: /s/ T. Michael Price
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, T. Michael Price and James R. Reske, his true and lawful attorney-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T. Michael Price	President and Chief Executive Officer	August 7, 2015
T. Michael Price	Director

/s/ James R. Reske	Executive Vice President, Chief Financial Officer and Treasurer	August 7, 2015
James R. Reske	(Principal Financial and Principal Accounting Officer)

/s/ David S. Dahlmann	Chairman of the Board	August 7, 2015
David S. Dahlmann

/s/ James G. Barone	Director	August 7, 2015
James G. Barone

/s/ Julie A. Caponi	Director	August 7, 2015
Julie A. Caponi

/s/ Ray T. Charley	Director	August 7, 2015
Ray T. Charley

/s/ Gary R. Claus	Director	August 7, 2015
Gary R. Claus

/s/ Johnston A. Glass	Director	August 7, 2015
Johnston A. Glass

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Signature	Title	Date
/s/ Jon L. Gorney	Director	August 7, 2015
Jon L. Gorney

/s/ David W. Greenfield	Director	August 7, 2015
David W. Greenfield

/s/ Luke A. Latimer	Director	August 7, 2015
Luke A. Latimer

/s/ Laurie Stern Singer	Director	August 7, 2015
Laurie Stern Singer

/s/ Robert J. Ventura	Director	August 7, 2015
Robert J. Ventura

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EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated First Commonwealth Financial Corporation Incentive Compensation Plan, previously filed as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Commission on March 19, 2015 and incorporated by reference herein

23.1	Consent of KPMG LLP*

24.1	Power of Attorney* (included on signature pages to this Registration Statement on Form S-8)

8
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